Exhibit 99.1
Fluence Energy, Inc. Reports Third Quarter Fiscal 2023 Results
Raising Full Fiscal Year 2023 Guidance on Strong Quarterly Execution
Secured US Battery Cells to Support Domestic Content Requirements Under Inflation Reduction Act
ARLINGTON, Va., August 9, 2023 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months ended June 30, 2023.
Financial Highlights for Third Fiscal Quarter of 2023
•Quarterly revenue of approximately $536.4 million which represents an increase of 124% year-over-year.
•GAAP gross profit margin improved to approximately 4.1%, compared to approximately negative 2.2% for the same quarter last year.
•Adjusted gross profit margin1 improved to approximately 4.4%, compared to approximately negative 1.1% for the same quarter last year.
•Net loss of approximately $35.0 million, compared to net loss of approximately $60.8 million for the same quarter last year.
•Adjusted EBITDA2 of approximately negative $26.2 million, compared to approximately negative $52.7 million for the same quarter last year.
•Total backlog3 of approximately $2.9 billion as of June 30, 2023, compared to approximately $2.8 billion as of March 31, 2023.
Executive Summary
“We delivered a strong quarter of timely project execution," said Julian Nebreda, the Company’s President and Chief Executive Officer. "Additionally, I am pleased with the job our team has done to strengthen our supply chains through our agreement to purchase US manufactured battery cells from AESC. We believe this agreement will enable both our shareholders and our customers to capture the benefits of the Inflation Reduction Act. Moreover, we successfully increased our pipeline by over $1 billion on a quarter-to-quarter basis, and we bolstered our Total Cash4 position by more than $30 million."
Mr. Nebreda continued, "I am pleased to report that we are making substantial progress on each of our strategic objectives detailed below."
Strategic Objectives
1.Deliver Profitable Growth
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.
2 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.
3 For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.
4 Total Cash includes Cash and cash equivalents + Restricted Cash + Short term investments.

•We are raising our fiscal year 2023 revenue guidance to a range of $2.0 billion to $2.1 billion and our fiscal year 2023 Adjusted gross profit5 guidance to a range of $117 million to $132 million.
2.Develop Products and Solutions That Our Customers Need
•We received a 400 MWh contract that will utilize Northvolt's NMC batteries, making this our first major project that will use European manufactured batteries.
3.Convert Our Supply Chain into a Competitive Advantage
•In July, we signed a U.S. battery cell supply agreement with AESC, under which Fluence will procure U.S. manufactured battery cells, which we believe positions Fluence to be one of the first companies to provide customers with a storage product that qualifies for the 10% ITC bonus for using domestic content under the Inflation Reduction Act.
4.Use Fluence Digital as a Competitive Differentiator and Margin Driver
•Launched our predictive maintenance feature for battery energy storage on our Nispera application.
5.Work Better
•Increased our Total Cash6 position by more than $30 million compared to the prior quarter, further bolstering our liquidity.
Fiscal Year 2023 Guidance
The Company is increasing its fiscal year 2023 total revenue guidance range to $2.0 billion to $2.1 billion. Furthermore, the Company is increasing its fiscal year 2023 Adjusted gross profit7 guidance range to $117 million to $132 million.
"We have done an admirable job of executing our legacy low-margin backlog," said Manavendra Sial, the Company's Chief Financial Officer. "As we look to close out of fiscal year, we reaffirm our belief that we expect to be close to Adjusted EBITDA breakeven for the fourth fiscal quarter."
The foregoing Fiscal Year 2023 Guidance statement represents management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Share Count
The shares of the Company’s common stock as of June 30, 2023 are presented below:

Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58,586,695
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by Siemens Pension-Trust E.V.	18,848,631
Class A common stock held by Qatar Holding LLC	18,493,275
Class A common stock held by public	41,203,348
Total Class A and Class B-1 common stock outstanding	176,870,013
5 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures and a discussion of why we are unable to reconcile Adjusted gross profit guidance to its most directly comparable GAAP financial measure.
6 Total Cash includes Cash and cash equivalents + Restricted Cash + Short term investments.
7 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures and a discussion of why we are unable to reconcile Adjusted gross profit guidance to its most directly comparable GAAP financial measure.

Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EDT on Thursday, August 10th, 2023, to discuss the third fiscal quarter results. To participate, analysts are required to register by clicking Fluence Energy Q3 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast , or on www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EDT on Thursday, August 10th, 2023. The replay will be available on the company’s website at www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest income (expense), net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) other income or expenses and (vi) non-recurring income or expenses. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability.
Adjusted Gross Profit (Loss) is calculated using gross profit (loss), adjusted to exclude (i) stock-based compensation expenses, (ii) amortization (iii) certain other income or expenses and (iv) non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit (Loss) divided by total revenue.

Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include (i) it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets); (ii) Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and (iii) this metric does not reflect our future contractual commitments.

Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in this press release and the accompanying tables contained at the end of this release.

The Company is not able to provide a quantitative reconciliation of Adjusted Gross Profit or Adjusted Gross Profit Margin on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted Gross Profit and Adjusted Gross Profit Margin, including, but not limited to, stock compensation and reorganization expenses, which are not within our control or cannot be reasonably predicted without unreasonable effort.

About Fluence

Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and cloud-based software for renewables and storage. With a presence in over 40 markets globally, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled SaaS products for managing and optimizing renewables and storage from any provider. The Company is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.

For more information, visit Fluence’s website, or follow us on LinkedIn or Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2023 Guidance,” and "Strategic Objectives" and other statements regarding the Company's future financial and operational performance, including the anticipated timing of achieving Adjusted EBITDA breakeven and achieving profitability, anticipated demand for the Company's energy storage products and services, relationships with new and existing suppliers, the Company's progress towards meeting its strategic objectives, impact of the Inflation Reduction Act of 2022 or any other proposed legislation, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to execute projects, our ability to successfully execute our business and growth strategy, including realizing the expected benefits of our partnerships and acquisitions as well as other strategic initiatives we may enter into in the future, our ability to develop new product offerings and services and adoption of such new product offerings and services by customers, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, failure to realize potential benefits of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2022, as updated by Part II, Item 1A. in our Quarterly Reports on Form 10-Q, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Lexington May
+1 713-909-5629
Email: InvestorRelations@fluenceenergy.com
Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	Unaudited
	June 30, 2023	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$297,709	$357,296
Restricted cash	108,387	62,425
Short-term investments	—	110,355
Trade receivables	153,156	86,770
Unbilled receivables	160,596	138,525
Receivables from related parties	58,971	112,027
Advances to suppliers	70,507	54,765
Inventory, net	513,551	652,735
Other current assets	26,592	26,635
Total current assets	1,389,469	1,601,533
Non-current assets:
Property and equipment, net	$12,781	$13,755
Right of use asset - operating leases	3,289	2,403
Intangible assets, net	55,438	51,696
Goodwill	26,286	24,851
Deferred income tax asset	2,571	3,028
Advances to suppliers	—	8,750
Debt issuance cost	2,361	2,818
Note receivable - pledged as collateral	55,251	24,330
Other non-current assets	17,292	12,490
Total non-current assets	175,269	144,121
Total assets	$1,564,738	$1,745,654
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$165,990	$304,898
Deferred revenue	452,069	273,073
Personnel related liabilities	40,097	21,286
Accruals and provisions	95,737	183,814
Payables and deferred revenue with related parties	158,817	306,348
Taxes payable	26,127	11,114
Current portion of operating lease liabilities	1,618	1,732
Other current liabilities	13,764	7,198
Total current liabilities	$954,219	$1,109,463
Non-current liabilities:
Operating lease liabilities, net of current portion	1,874	1,011
Deferred income tax liability	3,544	4,876
Borrowings against note receivable - pledged as collateral	49,505	—
Other non-current liabilities	10,147	1,096
Total non-current liabilities	$65,070	$6,983
Total liabilities	$1,019,289	$1,116,446
Stockholders’ Equity:
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and September 30, 2022	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 118,929,106 shares issued and 118,283,318 shares outstanding as of June 30, 2023; 115,424,025 shares issued and 114,873,121 shares outstanding as of September 30, 2022	$1	$1
Class B-1 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 and 58,586,695 shares issued and outstanding as of June 30, 2023 and September 30, 2022, respectively	—	—

Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and September 30, 2022	—	—
Treasury stock, at cost	(6,632)	(5,013)
Additional paid-in capital	573,850	542,602
Accumulated other comprehensive income	2,822	2,784
Accumulated deficit	(177,431)	(104,544)
Total stockholders’ equity attributable to Fluence Energy, Inc.	$392,610	$435,830
Non-Controlling interests	152,839	193,378
Total stockholders’ equity	$545,449	$629,208
Total liabilities and stockholders’ equity	$1,564,738	$1,745,654

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Revenue	$431,616	$115,999	$1,042,328	$258,850
Revenue from related parties	104,735	123,011	502,669	497,771
Total revenue	536,351	239,010	1,544,997	756,621
Cost of goods and services	514,531	244,207	1,480,324	829,714
Gross profit (loss)	21,820	(5,197)	64,673	(73,093)
Operating expenses:
Research and development	9,918	18,129	51,631	42,227
Sales and marketing	10,106	8,398	29,299	27,647
General and administrative	38,145	27,334	101,190	83,771
Depreciation and amortization	2,267	1,972	7,360	4,892
Interest expense	1,513	573	3,473	1,938
Other income (expense), net	3,766	(205)	16,586	83
Loss before income taxes	(36,363)	(61,808)	(111,694)	(233,485)
Income tax expense (benefit)	(1,318)	(979)	(2,058)	(493)
Net loss	(35,045)	(60,829)	(109,636)	(232,992)
Net loss attributable to non-controlling interest	(11,655)	(41,482)	(36,748)	(165,656)
Net loss attributable to Fluence Energy, Inc.	$(23,390)	$(19,347)	$(72,888)	$(67,336)

Weighted average number of Class A common shares outstanding
Basic and diluted	117,456,282	55,625,566	116,368,987	54,637,372
Loss per share of Class A common stock
Basic and diluted	$(0.20)	$(0.35)	$(0.63)	$(1.23)

Foreign currency translation gain, net of income tax expense of $0.0 million in the three months ended June 30, 2023, $0.4 million in the nine months ended June 30, 2023, and $0 in the three months and nine months ended June 30, 2022	5,079	1,631	25	1,910
Total other comprehensive income	$5,079	$1,631	$25	$1,910
Total comprehensive loss	$(29,966)	$(59,198)	$(109,611)	$(231,082)
Comprehensive loss attributable to non-controlling interest	(9,963)	(40,367)	(36,761)	(164,470)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(20,003)	$(18,831)	$(72,850)	$(66,611)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Nine Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(109,636)	$(232,992)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,739	4,892
Amortization of debt issuance costs	457	550
Inventory (benefit) provision	(1,097)	13,329
Stock-based compensation expense	21,440	35,063
Deferred income taxes	(1,276)	—
Provision (benefit) on loss contracts	(8,554)	2,282
Changes in operating assets and liabilities:
Trade receivables	(66,036)	(46,343)
Unbilled receivables	(17,315)	836
Receivables from related parties	55,432	(15,956)
Advances to suppliers	(8,142)	(52,456)
Inventory, net	145,982	(77,255)
Other current assets	5,192	(118)
Other non-current assets	(30,984)	(17,556)
Accounts payable	(138,849)	68,154
Payables and deferred revenue with related parties	(152,668)	5,507
Deferred revenue	168,024	298,986
Current accruals and provisions	(78,225)	(53,016)
Taxes payable	12,004	(1,150)
Other current liabilities	24,593	(1,669)
Other non-current liabilities	11,432	(2,031)
Insurance proceeds received	—	10,000
Net cash used in operating activities	$(160,487)	$(60,943)
Investing activities
Purchase of equity securities	—	(1,124)
Proceeds from maturities of short-term investments	111,674	—
Payments for purchase of investment in joint venture	(5,013)	—
Capital expenditures on software	(7,284)	—
Payments for acquisition of businesses, net of cash acquired	—	(29,215)
Purchase of property and equipment	(1,877)	(2,675)
Net cash provided by (used in) investing activities	$97,500	$(33,014)
Financing activities
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	935,761
Repurchase of Class A common stock placed into treasury	(1,618)	(4,991)
Payment of transaction cost related to issuance of Class B membership units	—	(6,320)
Payment of debt issuance costs	—	(3,120)
Repurchase of class A common stock placed into treasury	—
Proceeds from exercise of stock options	6,030	1,233
Repayment of promissory notes – related parties	—	(50,000)
Repayment of line of credit	—	(50,000)
Proceeds from borrowing against note receivable - pledged as collateral	48,176	—
Payments of deferred equity issuance costs	—	(7,103)
Net cash provided by financing activities	$52,588	$815,460
Effect of exchange rate changes on cash and cash equivalents	(3,226)	2,473

Net (decrease) increase in cash, cash equivalents, and restricted cash	(13,625)	723,976
Cash, cash equivalents, and restricted cash as of the beginning of the period	429,721	38,068
Cash, cash equivalents, and restricted cash as of the end of the period	416,096	762,044
Supplemental Cash Flows Information
Interest paid	$955	$—
Cash paid for income taxes	$928	$1,298

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of June 30, 2023 and September 30, 2022, and order intake for the three and nine months ended June 30, 2023 and 2022. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted” or “pipeline”.

	June 30, 2023	September 30, 2022	Change	Change %
Energy Storage Products and Solutions
Deployed (GW)	2.5	1.8	0.7	39%
Deployed (GWh)	6.1	5.0	1.1	22%
Contracted Backlog (GW)	4.5	3.7	0.8	22%
Pipeline (GW)	11.5	9.3	2.2	24%
Pipeline (GWh)	29.8	22.6	7.2	32%

(amounts in GW)	June 30, 2023	September 30, 2022	Change	Change %
Service Contracts
Assets under Management	2.3	2.0	0.3	15%
Contracted Backlog	2.9	2.0	0.9	45%
Pipeline	8.3	8.8	(0.5)	(6%)

(amounts in GW)	June 30, 2023	September 30, 2022	Change	Change %
Digital Contracts
Assets under Management	14.4	13.7	0.7	5%
Contracted Backlog	6.2	3.6	2.6	72%
Pipeline	19.4	19.6	(0.2)	(1%)
The table below reflects adjustments made to the 2022 contracted figures reported for digital contracts as a result of enhanced internal control procedures implemented by management during our 2022 year end procedures. Previously, we reported digital contracted of 3.9 GW for the nine months ended June 30, 2022. Further, prior period metrics were previously presented in Megawatts (MW) for Energy Storage Products and Solutions, Service Contracts and Digital Contracts.

(amounts in GW)	Three Months Ended June 30,				Nine Months Ended June 30,
	2023	2022	Change	Change %	2023	2022	Change	Change %
Energy Storage Products and Solutions
Contracted	0.4	0.3	0.1	33%	1.6	1.5	0.1	7%
Service Contracts
Contracted	0.1	0.1	—	—%	1.2	0.7	0.5	71%
Digital Contracts
Contracted	1.0	0.8	0.2	25%	4.4	4.1	0.3	7%
Deployed
Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.

Assets Under Management

Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. We start providing maintenance, monitoring, or other operational services after the storage product projects are completed. In some cases, services may be commenced for energy storage solutions prior to achievement of substantial completion. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.

Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.

Contracted/Order Intake
Contracted, which we use interchangeably with “Order Intake”, represents new energy storage product contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenues and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our contracted backlog or pipeline will result in actual revenue in the originally anticipated period or at all. Contracted backlog and pipeline may not generate margins equal to our historical operating results. We have only recently begun to track our contracted backlog and pipelines on a consistent basis as performance measures, and as a result, we do not have significant experience in determining the level of realization that we will achieve on these contracts. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog and pipeline fail to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended June 30,		Change	Change %	Nine Months Ended June 30,		Change	Change %
	2023	2022			2023	2022
Net loss	$(35,045)	$(60,829)	$25,784	42%	$(109,636)	$(232,992)	$123,356	53%
Add (deduct):
Interest expense (income), net(a)	(240)	(226)	(14)	6%	(1,973)	849	(2,822)	(332)%
Income tax expense (benefit)	(1,318)	(979)	(339)	35%	(2,058)	(493)	(1,565)	317%
Depreciation and amortization(b)	2,758	1,972	786	40%	7,851	4,892	2,959	60%
Stock-based compensation(c)	5,677	7,397	(1,720)	(23)%	21,417	35,002	(13,585)	(39)%
Other expenses(d)	1,965	—	1,965	100%	5,439	—	5,439	100%
Adjusted EBITDA	$(26,203)	$(52,665)	$26,462	50%	$(78,960)	$(192,742)	$113,782	59%
(a) Net interest expense (income) for the three months ended June 30, 2023 consists of $1.5 million of interest expense and $1.7 million of interest income. Net interest expense (income) for the three months ended June 30, 2022 consists of $0.6 million of interest expense and $0.8 million of interest income.

Net interest expense (income) for the nine months ended June 30, 2023 consists of $4.1 million of interest expense and $6.1 million of interest income. Net interest expense (income) for the nine months ended June 30, 2022 consists of $1.9 million of interest expense and $1.1 million of interest income.

(b) Amount includes approximately $2.3 million included in depreciation and amortization and $0.5 million related to amortization of capitalized software included in cost of goods and services for the three and nine months ended June 30, 2023.

(c) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.

(d) Amounts for the three and nine months ended June 30, 2023 include approximately $2.0 million and $5.4 million of costs related to the restructuring plan, including severance, respectively. Beginning with the three months ended June 30, 2023, costs related to the Covid-19 pandemic and the cargo loss incident, which the Company has historically excluded from Adjusted EBITDA, are no longer excluded. Adjusted EBITDA results for the three and nine months ended June 30, 2022 have been recast for comparative purposes.

($ in thousands)	Three Months Ended June 30,		Change	Change %	Nine Months Ended June 30,		Change	Change %
	2023	2022			2023	2022
Total revenue	$536,351	$239,010	$297,341	124%	$1,544,997	$756,621	$788,376	104%
Cost of goods and services	514,531	244,207	270,324	111%	1,480,324	829,714	650,610	78%
Gross profit (loss)	21,820	(5,197)	27,017	520%	64,673	(73,093)	137,766	188%
Add (deduct):
Stock-based compensation(a)	1,208	2,604	(1,396)	(54)%	3,364	6,881	(3,517)	(51)%
Amortization(b)	491	—	491	100%	491	—	491	100%
Other expenses(c)	108	—	108	100%	436	—	436	100%
Adjusted Gross Profit (Loss)	$23,627	$(2,593)	$26,220	1011%	$68,964	$(66,212)	$135,176	204%
Adjusted Gross Profit Margin %	4.4%	(1.1)%			4.5%	(8.8)%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.

(b) Amount related to amortization of capitalized software included in cost of goods and services for the three and nine months ended June 30,2023.

(c) Amounts for the three and nine months ended June 30, 2023 include $0.1 million of costs related to the restructuring plan, including severance, respectively. Beginning with the three months ended June 30, 2023, costs related to the Covid-19 pandemic and the 2021 cargo loss incident, which the Company has historically excluded from Adjusted Gross Profit (Loss) and Adjusted Gross Profit Margin, are no longer excluded. Adjusted Gross Profit (Loss) and Adjusted Gross Profit Margin results for the three and nine months ended June 30, 2022 have been recast for comparative purposes.

($ in thousands)	Nine Months Ended June 30,		Change	Change %
	2023	2022
Net cash used in operating activities	(160,487)	(60,943)	$(99,544)	(163)%
Less: Purchase of property and equipment	(1,877)	(2,675)	798	30%
Free Cash Flow	(162,364)	(63,618)	$(98,746)	(155)%